                                                                                                                       EXHIBIT 99.3
                                                FILENET CORPORATION
                                    INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                            (As Amended and Restated Effective as of November 1, 2001)

I.      PURPOSE OF THE PLAN

         This Plan is  intended  to  promote  the  interests  of the  Corporation  by  providing  eligible employees of the
Corporation's  Foreign  Subsidiaries with the opportunity to acquire a proprietary interest in the Corporation through the purchase of shares of the Corporation's Common Stock at periodic intervals.

         Capitalized  terms  herein  shall  have the  meanings  assigned  to such  terms  in the  attached Appendix.  All share numbers in this restatement reflect the 2-for-1 split of Common Stock effected on June 12, 1998.

II.     ADMINISTRATION OF THE PLAN

         The Plan  Administrator  shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations  for  administering  the Plan as it may deem  necessary.  Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.    STOCK SUBJECT TO PLAN

        A.   The stock  purchasable  under the Plan shall be shares of  authorized  but unissued or  reacquired  Common Stock, including shares of Common Stock  purchased on the open market.  The maximum number of shares of Common Stock which may be issued  over the term of the Plan and the U.S.  Plan  shall be  limited  to One  Million  Three Hundred
             Thirty-Two  Thousand Two Hundred and Seventy Eight (1,332,278)  shares and shall consist of the following: (i) the actual  number  of shares of  Common  Stock  remaining  for  issuance  under the  Predecessor  Plan on the Effective
             Date (92,278  shares) plus (ii) an additional  Three Hundred  Thousand  (300,000)  shares of Common Stock effected on
             May 15, 1998,  plus (iii) an  additional  Three  Hundred  Thousand  (300,000)  shares of Common  Stock effected on
             May 20, 1999,  plus (iv) an additional  Three Hundred Forty Thousand  (340,000)  shares of Common Stock effected on
             May 18, 2000, plus (v) an additional Three Hundred Thousand (300,000) shares of Common Stock effected on May 16, 2001.

        B.   Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination  of shares,  exchange of shares or other change  affecting  the  outstanding  Common Stock as a class without the Corporation's receipt of consideration,  appropriate  adjustments shall be made to (i) the maximum number and class of securities  issuable under the Plan and the U.S. Plan,  (ii) the maximum number and class of securities purchasable  per  Participant on any one Purchase Date,  (iii) the maximum number and class of securities  purchasable by all  Participants  in the  aggregate on any one  Purchase  Date and (iv) the number and class of securities and the price per share in effect under each  outstanding  purchase  right in order to prevent the dilution or enlargement of benefits thereunder.

IV.     PURCHASE PERIODS

        A.   Shares of Common  Stock  shall be  offered  for  purchase  under the Plan  through a series of  successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

        B.   Each purchase period shall have a duration of six (6) months.  Purchase periods shall run from the first business day in May to the last  business  day in October  each year and from the first  business  day in November each year to the last business day in April of the following year.

V.      ELIGIBILITY

        A.   Each individual who is an Eligible Employee on the start date of any purchase  period shall be eligible to participate in the Plan for that purchase period.

        B.   To  participate in the Plan for a particular purchase period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator and file such forms with the Plan Administrator (or its designate) on or before the start date of the purchase period.

VI.     PAYROLL DEDUCTIONS

        A.   Except to the extent otherwise provided in the Plan (or any addendum  thereto) or authorized by the Plan Administrator, the  purchase  price for the  shares of Common  Stock  acquired  under the Plan  shall be paid from accumulated payroll deductions authorized by the Participant.

        B.   The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Cash  Earnings  paid to the  Participant  during each purchase period, up to a maximum of ten percent (10%). The payroll deduction authorized by the Participant shall be collected in the  currency in which paid by the Foreign  Subsidiary.  The payroll  deductions  collected  during each purchase  period shall be converted into U.S. Dollars on the Purchase Date for that purchase  period on the basis of the exchange rate in effect on that date.  The Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each Purchase Date by any reasonable method that may be based on the exchange rate actually available in the ordinary course of business on such date.  Any changes or fluctuations in the exchange rate at which the payroll deductions collected on the Participant's behalf are converted into U.S. Dollars on each Purchase Date shall be borne solely by the Participant.

                                                                              2

        C.   The rate of payroll  deduction so authorized by the  Participant  shall  continue in effect for the entire purchase period  and  for  each  subsequent  purchase  period  that  the  Participant  remains  in the  Plan.  The Participant may not increase his or her rate of payroll  deduction  during a purchase  period,  but may effect such increase as of the start date of any subsequent purchase period following the filing of a new payroll deduction authorization with the Plan  Administrator.  However,  the  Participant  may,  at any time  during  the  purchase period,  reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan
             Administrator.  The  Participant may not,  however,  effect more than one (1) such reduction per purchase period.

        D.   Payroll deductions shall begin on the first pay day following the start date of the purchase period and shall (unless sooner  terminated by the Participant)  continue through the pay day ending with or immediately prior to the last day of the  purchase  period.  The amounts so  collected  shall be credited to the  Participant's  book account under the
             Plan,  initially in the currency in which paid by the Foreign  Subsidiary  until  converted  into U.S. Dollars on the applicable  Purchase Date.  Except to the extent otherwise  provided by the Plan (including any addendum  thereto)
             or by the Plan  Administrator,  no  interest  shall be paid on the  balance  from  time to time outstanding in any book account and the amounts  collected from the  Participant  shall not be required to be held in any segregated  account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

        E.   Payroll deductions shall automatically  cease upon the termination of the Participant's  purchase right in accordance with the provisions of the Plan.

        F.   The  Participant's acquisition of Common Stock under the Plan on any Purchase  Date shall  neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date.

VII.    PURCHASE RIGHTS

        A.   Grant of Purchase Right.  A Participant shall be granted a separate  purchase right on the start date of each purchase period in which he or she  participates.  The purchase right shall provide the  Participant  with the right to purchase shares of Common Stock on the  Purchase  Date upon the terms set forth  below.  The  Participant shall execute such document or documents  embodying such terms and such other  provisions  (not  inconsistent  with the Plan) as the Plan
             Administrator may deem advisable.

             Under no circumstances  shall purchase rights be granted under the Plan to any Eligible  Employee if such  individual would,  immediately  after the grant,  own (within the meaning of Code Section 424(d)) or hold outstanding  options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

        B.   Exercise of the Purchase Right.  Each  purchase  right shall be  automatically  exercised on the Purchase Date,  and shares of Common Stock shall  accordingly  be purchased on behalf of each  Participant on such date. The purchase shall

                                                                              3

             be effected by applying the Participant's payroll deductions (as converted into U.S. Dollars) for the purchase period ending on such Purchase Date to the purchase of shares of Common Stock at the purchase price in effect for that purchase period.

        C.   Purchase Price.  The U.S. Dollar purchase price per share at which Common Stock will be purchased on the Participant's behalf on each  Purchase  Date shall be equal to  eighty-five  percent (85%) of the lower of (i) the Fair  Market
             Value per share of Common  Stock on the start  date of the  purchase  period or (ii) the Fair  Market Value per share of Common Stock on that Purchase Date.

        D.   Number of Purchasable Shares.  The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares  obtained by dividing the amount  collected from the  Participant through payroll deductions (as converted into U.S.  Dollars) during the purchase period ending with that Purchase Date by the  purchase price in effect for that  period.  However, the  maximum  number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed Eight  Hundred  (800)  shares,  subject to periodic  adjustments in the event of certain changes in the Corporation's capitalization.  In addition, the maximum number of shares of Common Stock purchasable  by all  Participants  in the  aggregate on any one Purchase Date under the Plan and the U.S. Plan shall not exceed One Hundred Seventy Thousand  (170,000)  shares,  subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

        E.   Excess Payroll Deductions.  Any payroll deductions not applied to the purchase of shares of Common Stock on any
             Purchase  Date because they are not  sufficient  to purchase a whole share of Common Stock shall be held for the purchase  of Common  Stock on the next  Purchase  Date.  However,  any payroll  deductions  not applied to the purchase of  Common  Stock by  reason of the  limitation  on the  maximum  number  of  shares  purchasable  by the Participant on the Purchase Date or the  limitation on the maximum  number of shares  purchasable in the aggregate on the Purchase
             Date by all  Participants  shall be promptly  refunded in the currency in which payroll (from which such deductions were made) was paid to the Participant by the Foreign Subsidiary.

        F.   Termination of Purchase Right.  The following provisions shall govern the termination of outstanding purchase rights:

             (i)  A Participant may, at any time prior to the last fifteen (15) days of the purchase  period, terminate his or her outstanding  purchase right by filing the  appropriate  form with the Plan  Administrator (or its  designate), and no further payroll  deductions  shall be collected from the Participant with respect to the  terminated purchase  right.  Any payroll  deductions  collected  during the purchase  period in which such  termination occurs  shall,  at the  Participant's  election,  be immediately  refunded in the currency in which  payroll
                  (from which such  deductions  were made) was paid to the  Participant by the Foreign  Subsidiary or held for the purchase of shares on the next Purchase  Date. If no such  election is made at the time the purchase  right is

                                                                              4

                  terminated, then the payroll  deductions  collected with respect to the terminated right shall be refunded as soon as possible.

            (ii)  The termination of such purchase right shall be irrevocable, and the  Participant may not subsequently rejoin the purchase  period for which the  terminated  purchase  right was  granted.  In order to resume  participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed  enrollment  forms)  before the start date of the new purchase period.

           (iii)  Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status)  while his or her purchase  right  remains  outstanding,  then that purchase right shall immediately terminate,  and all of the  Participant's  payroll  deductions  for the purchase  period in which the purchase right so terminates  shall be immediately  refunded in the currency in which payroll (from which such deductions were made) was paid to the Participant by the Foreign  Subsidiary.  However,  should the  Participant cease to remain in active service by reason of an  approved  unpaid  leave of  absence,  then the Participant shall have the right, exercisable  up  until  the  last  business  day of the  purchase  period  in  which  such  leave commences,  to (a)  withdraw  all the payroll  deductions  collected to date on his or her behalf during such purchase  period or (b) have such funds held for the  purchase of shares on the next scheduled  Purchase  Date.
                  In no  event,  however,  shall  any  further  payroll  deductions  be collected  on the  Participant's  behalf during such  leave.  Upon the  Participant's  return to active  service  (i)  within  ninety (90) days after the start of the leave or (ii) prior to the expiration of any longer period during which his or her  re-employment rights are  guaranteed by law or contract,  his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began.

        G.   Transfer of Employment.  In the event that a Participant who is an  Eligible Employee of a Foreign Subsidiary is
             transferred and becomes an Eligible  Employee of the  Corporation  during a purchase period under the Plan, such individual  shall continue to remain a Participant in the Plan and payroll  deductions shall continue to be collected until the next Purchase Date as if the  Participant  had remained an Eligible  Employee of the Foreign Subsidiary.

             In the event that an employee of the Corporation who is a participant in the U.S. Plan is transferred and becomes an
             Eligible  Employee of a Foreign  Subsidiary during a purchase period in effect under the U.S. Plan, such individual shall  automatically  become a  Participant  under the Plan for the  duration of the purchase  period in effect at that time  under  the Plan and the  balance  in such  individual's  book  account maintained  under the U.S.  Plan shall be transferred  as a balance to a book account  opened for such  individual under the Plan.  Such balance, together with all other payroll  deductions  collected from such  individual by the Foreign  Subsidiary for the remainder of the purchase  period under the Plan (as  converted  into U.S.  Dollars), shall be applied on the next Purchase Date to the purchase of Common Stock under the Plan.

                                                                              5

        H.   Corporate Transaction.  Each outstanding  purchase right shall automatically  be exercised, immediately prior to the effective date of any Corporate  Transaction,  by applying the payroll  deductions of each Participant or the purchase period in which such Corporate  Transaction  occurs,  as converted into U.S.  Dollars on the basis of the exchange rate in effect as determined by the Plan  Administrator  at the time of the Corporate  Transaction, to the purchase of whole shares of Common Stock at a purchase  price per share equal to  eighty-five  percent (85%) of the lower of (i) the Fair
             Market  Value per share of Common  Stock on the start date of the  purchase  period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such
             Corporate  Transaction.  However,  the applicable  limitation on the number of shares of Common Stock  purchasable per
             Participant  shall continue to apply to any such purchase,  but not the limitation on the aggregate number of shares purchasable by all Participants.

             The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any  Corporate  Transaction,  and  Participants  shall,  following the receipt of such notice,  have the  right to terminate  their  outstanding  purchase  rights  prior  to the  effective  date of the Corporate Transaction.

        I.   Proration of Purchase Rights.  Should the total number of  shares  of  Common  Stock  which are to be purchased pursuant to outstanding  purchase  rights on any particular  date exceed either (i) the number of shares then available for issuance  under the Plan and the U.S. Plan or (ii) the maximum  number of shares  purchasable by all  Participants
             (and all participants in the U.S. Plan) in the aggregate on that Purchase Date, then the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and  nondiscriminatory  basis, and the payroll  deductions of each  Participant  (and each  participant in the U.S. Plan), to the extent in excess of the aggregate purchase price payable for the Common Stock  pro-rated to such  individual,  shall be refunded in the currency in which payroll (from which such  deductions  were made) was paid to the  Participant  by the Foreign Subsidiary.

        J.   Assignability.  The  purchase  right  shall  be  exercisable  only by the  Participant  and  shall  not be assignable or transferable by the Participant.

        K.   Stockholder Rights.  A Participant  shall have no  stockholder  rights with respect to the shares subject to his or her outstanding  purchase right until the shares are purchased on the Participant's  behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.   ACCRUAL LIMITATIONS

        A.   No  Participant  shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual,  when aggregated with (i) rights to purchase Common Stock accrued under any other  purchase  right granted under this Plan and (ii) similar  rights accrued under other employee  stock purchase  plans  (within the meaning of Code  Section 423)  of the  Corporation  or any  Corporate Affiliate,  would otherwise  permit such  Participant  to purchase more than  Twenty-Five  Thousand  U.S. Dollars (U.S.$25,000) worth of

                                                                              6

             stock of the  Corporation or any Corporate  Affiliate  (determined on the basis of the Fair Market  Value of such stock on the date or dates such rights are granted)  for each  calendar  year such rights are at any time outstanding.

        B.   For purposes of applying such accrual limitations, the following provisions shall be in effect:

             (i)   The right to acquire Common  Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

            (ii)   No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already  accrued in the same  calendar  year the right to acquire  Common  Stock under  one (1) or more other  purchase  rights  at a rate  equal to  Twenty-Five  Thousand  U.S. Dollars (U.S.$25,000) worth of Common
                   Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such  rights  were at any time outstanding.

        C.   If by reason of such  accrual  limitations,  any  purchase  right of a  Participant  does not accrue for a particular purchase  period,  then the payroll  deductions  which the Participant made during that purchase period with respect to such  purchase  right shall be promptly  refunded in the currency in which payroll (from which such deductions were made) was paid to the Participant by the Foreign Subsidiary.

        D.   In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.     EFFECTIVE DATE AND TERM OF THE PLAN

        A.   The Plan was adopted by the Board on July 31, 1998 and shall become effective on the Effective Date.  No purchase rights  granted  under  the Plan  shall be  exercised,  and no shares  of  Common  Stock  shall be issued hereunder, until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8  registration  statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other  applicable requirements established by law or regulation.

        B.   Unless sooner terminated by the Board, the Plan shall terminate upon the earliest to occur of (i) the last business day in October 2008, (ii) the date on which all shares available for issuance under the Plan and  the U.S. Plan shall have been sold  pursuant  to purchase  rights  exercised  under the Plan and the U.S.  Plan or (iii) the date on which all purchase  rights are exercised in connection with a Corporate  Transaction.  No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

                                                                              7

X.      AMENDMENT OF THE PLAN

             The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any purchase  period.  However,  the Board may not, without the approval of the Corporation's  stockholders,
             (i)  increase the number of shares of Common  Stock issuable  under the Plan and the U.S. Plan, except for permissible
             adjustments  in  the  event  of  certain  changes  in  the   Corporation's capitalization,  (ii) alter the purchase
             price  formula so as to reduce the purchase  price payable for the shares of Common Stock  purchasable  under the Plan, or (iii) modify the  requirements  for  eligibility to participate in the Plan.

XI.     GENERAL PROVISIONS

        A.   All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

        B.   Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant,  which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

        C.   Except to the extent  otherwise  provided in any addendum to the Plan, the provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

        D.   A Foreign Subsidiary or the Plan Administrator, as the case may be, shall have the right to deduct from any payment to be made under this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash, payment by each Participant of any tax required by applicable law to be withheld.

        E.   Additional  provisions for individual  Foreign  Subsidiaries may be incorporated in one or more Addenda to the Plan.
             Such  Addenda  shall have full force and effect with respect to the Foreign  Subsidiaries  to which they apply.  In the event of a conflict  between the provisions of such an Addendum and one or more other  provisions of the Plan, the provisions of the Addendum shall be controlling.

                                                                              8

                                                    Schedule A

                                       Foreign Subsidiaries Participating in
                                    International Employee Stock Purchase Plan

                                           FileNET Canada, Inc. (Canada)
                                              FileNET France (France)
                                              FileNET GmbH (Germany)
                                         FileNET Company Limited (Ireland)
                                             FileNET BV (Netherlands)
                                         FileNET Limited (United Kingdom)

                                                    Addendum A

                                                FILENET CORPORATION
                                    INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                                     PLAN ADDENDUM FOR AUSTRALIAN PARTICIPANTS

The  following  provision  shall  apply with  respect to the  extension  of the FileNET  Corporation  International Employee
Stock  Purchase  Plan to  Participants  (the  "Australian  Participants")  who are Eligible  Employees of FileNET Corporation
Pty Limited (ACN 056 639 500) ("FileNET Australia").

         Notwithstanding  the last  sentence of Paragraph D of Article VI, the amounts  collected  from an
         Australian  Participant  (including amounts converted into U.S. Dollars on the applicable Purchase
         Date) shall be held on trust by FileNET  Australia in a specific  account  established by FileNET
         Australia  for  such  purpose  and may not be  commingled  with the  general  assets  of  FileNET
         Australia or the Corporation or used for general corporate purposes.

                                                     APPENDIX

        The following definitions shall be in effect under the Plan:

        A.   Board shall mean the Corporation's Board of Directors.

        B.   Cash Earnings shall mean the (i) base salary payable to a Participant by  one or  more  Foreign Subsidiaries during such individual's  period of participation in one or more purchase periods under the Plan plus (ii) all overtime  payments,  bonuses,  commissions,  and other  incentive-type  payments  before  deduction of any income or employment  taxes.  Such  Cash  Earnings  shall be  calculated  before  deduction  of (A) any  income or employment tax  withholdings  or (B) any pre-tax  contributions  made by the Participant to any plan or program now or hereafter established by the Corporation or any Corporate Affiliate.  However, Cash Earnings shall not include any contributions made on the Participant's behalf by the Corporation or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established.

        C.   Code shall mean the U.S. Internal Revenue Code of 1986, as amended.

        D.   Common Stock shall mean the Corporation's common stock.

        E.   Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

        F.   Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

             (i)   a merger or  consolidation in which securities possessing fifty percent (50%)or more of the total combined voting power of the  Corporation's  outstanding  securities are transferred to a person or  persons different from the persons holding those securities immediately prior to such transaction, or

            (ii)   the sale,  transfer or other  disposition of all or substantially  all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

        G.   Corporation shall mean FileNET Corporation,  a Delaware corporation,  and any corporate successor to all or substantially all of the assets or voting stock of FileNET  Corporation which shall by appropriate  action adopt the Plan.

        H.   Effective Date shall mean September 1, 1998. Any Foreign Subsidiary  which elects, with the approval of the Board, to extend the  benefits  of this Plan to its  employees  after such  Effective  Date shall  designate a subsequent
             Effective Date with respect to its Participants.

                                                                            A-1

        I.   Eligible Employee shall mean any person who is employed by a Foreign  Subsidiary  on a basis under which he or she is  regularly  expected  to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

        J.   Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (i)  If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the average of the high and low U.S.  Dollar  selling  prices per share of Common Stock on the date in question,  as those prices are reported by the National  Association of Securities Dealers on the Nasdaq National Market.  If
                 there are no selling  prices for the Common Stock on the date in question, then the Fair Market Value shall be the average of the high and low U.S. Dollar selling prices on the last preceding date for which such quotations exist.

           (ii)  If the Common Stock is at the time listed on any Stock  Exchange, then the Fair Market Value shall be the average of the high and low U.S. Dollar selling prices per share of Common Stock on the date in question on the Stock
                 Exchange  determined by the Plan  Administrator  to be the primary  market for  the  Common  Stock,  as  those prices are officially quoted in the composite tape of transactions on such exchange.  If there are no selling prices for the Common Stock on the date in  question,  then the Fair Market  Value  shall be the average of the high and low U.S. Dollar selling prices on the last preceding date for which such quotations exist.

        K.   Foreign Subsidiary shall mean any non-U.S. Corporate Affiliate or Affiliates as may be authorized from time to time by the  Board  to  extend  the  benefits  of the  Plan to  their  Eligible  Employees.  The  Foreign Subsidiaries in the Plan are listed in attached Schedule A.

        L.   1933 Act shall mean the Securities Act of 1933, as amended.

        M.   Participant shall mean any Eligible Employee of a Foreign Subsidiary who is actively participating in the Plan.

        N.   Plan shall mean the FileNET Corporation International Employee Stock Purchase Plan, as set forth in this document.

        O.   Plan Administrator shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

        P.   Predecessor Plan shall mean the Corporation's 1988 Employee Stock Purchase Plan to which the U.S. Plan is a successor.

                                                                            A-2

        Q.   Purchase Date shall mean the last business day of each purchase period.

        R.   Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

        S.   U.S. Plan shall mean the FileNET Corporation 1998 Employee Stock Purchase Plan.

                                                                            A-3